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EXHIBIT 23(c)




                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements, as amended, pertaining to Long-Term Incentive Plan (Form S-8, No. 33-5297), Medium-Term Notes Series A (Form S-3, No. 33-54006), Common Stock Warrants (Form S-3, No. 33-54749) and the Valley Group Employees' 401(K) Savings Plan (Form S-8, No. 333- 30233) of Fund American Enterprises Holdings, Inc. and to the Source One Mortgage Services Corporation Employee Stock Ownership and 401(K) Plan (Form S-8, No. 333-13027) of our report dated January 26, 1999 with respect to the consolidated financial statements of Financial Security Assurance Holdings, Ltd. and Subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, our report dated February 2, 1999, except for Note 17 as to which the date is February 24, 1999, with respect to the consolidated financial statements of Folksamerica Holding Company, Inc. and its subsidiaries as of and for the year ended December 31, 1998 and our report dated February 14, 1997 with respect to the consolidated statements of operations, changes in stockholder's equity and cash flows of Valley Group Inc. and Subsidiaries for the year ended December 31, 1996.



                                                      PricewaterhouseCoopers LLP



New York, New York
March 25, 1999